OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of*

MAG MILE CAPITAL, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 15th day of May, 2023.

Secretary of State

AMENDED
CERTIFICATE OF INCORPORATION
(AFTER RECEIPT OF PAYMENT FOR STOCK)
Oklahoma Corporation

T ... ATE Filing Fee: Minimum $50.00

Oklahoma City, OK 73103
(405) 522-2520

PLEASE NOTE:

- The filing fee is a MINIMUM of $50.00. If the total authorized capital (the number of shares multiplied by the par value) is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10th of 1%) or $1.00 per $1,000.00 of such increase.

I hereby execute the following articles for the purpose of amending an Oklahoma corporation's certificate of incorporation pursuant to the provisions of Title 18, Section 1077:

- The corporation is a Benefit Corporation (Title 18, Section 1202): (check one) Yes ☐ No ☒

1. A) Name of the corporation:

Myson, Inc.

B) AS AMENDED: Name of the corporation:

Mag Mile Capital, Inc.

(Note: The new name of the corporation shall contain one of the words association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate, limited or any abbreviations thereof, with or without punctuation, which shall be such as to distinguish it upon the records in the Office of the Secretary of State.)

2. AS AMENDED: NAME and street address of the registered agent for service of process in the state of Oklahoma:
   - The registered agent shall be the corporation itself, an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company, or limited partnership.

Name	Street Address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code	County
Registered Agents, Inc.	9905 S. Pennsylvania Ave.	Oklahoma		73159	Oklahom.

3. E-MAIL address of the primary contact for the registered business:

rshah@magmilecapital.com

4 Duration of the corporation is perpetual, unless otherwise stated: ____________

5. AS AMENDED: Nature of the business or purposes to be conducted or promoted by the corporation

- It shall be sufficient to state, either alone or with other businesses or purposes, that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.

6. AS AMENDED: Total number of shares which the corporation shall have the authority to issue, designation of each class and each series, if any, and par value of the shares of each class and/or series:

- The par value per share is a dollar ($) amount and is also used for the calculation of the total filing fee.

CLASS	NUMBER OF SHARES	SERIES (If any)	PAR VALUE PER SHARE (Or, if without par value, so state)
COMMON	480,000,000		.00001
PREFERRED	20,000,000		.00001

7. Set forth clearly any and all amendments to the certificate of incorporation:

The amendment to the Certificate of Incorporation to be effective June 16, 2023 is to change the name of the corporation to Mag Mile Capital, Inc.

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the proposed amendment(s) to the Certificate of Incorporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which the necessary number of shares as required by Oklahoma Statute voted in favor of the amendment(s).

The amended certificate of incorporation must be signed by an authorized officer of the corporation.

Signed this 15th day of May, 2023 by:

[Signature]

Signature

Rushi Shah, CEO

Printed Name and Title